Exhibit 99.1

Investor Relations Stuart Davis (703) 218-8269 stuart.davis@mantech.com

ManTech Announces Financial Results for

First Quarter of 2012

•	Revenue: $676.5 million

•	Operating Income: $45.7 million

•	Diluted EPS: $0.69

•	Cash Flow from Operations: $52 million

•	Dividends: $0.21 per share paid in March; $0.21 per share authorized for June

FAIRFAX, Va. – May 3, 2012 – ManTech International Corporation (NASDAQ:MANT) (www.mantech.com), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the first quarter of 2012, which ended March 31, 2012.

“During this quarter we focused on positioning ManTech in high-growth, high-margin markets with the acquisitions of HBGary and Evolvent,” said ManTech Chairman and Chief Executive Officer George J. Pedersen. “Both the cyber security and health care informatics markets offer strong potential for organic growth and allow us to offer solutions to both government and commercial customers. Our disciplined focus on cash, as evidenced by excellent collections this quarter, enables us to return dividends to our shareholders and to maintain a robust acquisition program. We are confident that ManTech will thrive even as the nation winds down its involvement in overseas conflicts because of our expanding presence in growth markets, our excellent reputation for efficient execution and our broad reach across key intelligence and defense customers. I believe ManTech is in a solid position for the future.”

Summary Operating Results

Revenues for the quarter were $676.5 million, compared to $700.9 million in the first quarter of 2011. Quarterly revenues increased across the company’s intelligence and cyber security programs, which partially offset industry-wide decreases in support to wartime missions.

Operating income for the quarter was $45.7 million, compared to $55.9 million in the first quarter of 2011. Operating margin of 6.8 percent was affected by increased market pressures on in-theater work, continued movement to cost-plus contracts, as well as increased levels of bid-and-proposal and acquisition-related expense. Net income for the quarter was $25.6 million, compared to $31.9 million in the first quarter of 2011. Diluted earnings per share for the quarter were $0.69, compared to $0.87 in the first quarter of 2011.

Cash Management and Capital Deployment

Cash flow from operations for the quarter was $52 million or 2.0 times net income. Days sales outstanding (DSO) were 76 days, compared to 80 days in the first quarter of 2011. As of March 31, 2012, ManTech had $119 million in cash and cash equivalents and $200 million in high-yield debt with no outstanding borrowings on its $500 million revolving-credit facility.

During the quarter, the company paid $7.7 million, or $0.21 per share, to its common stockholders of record as of March 9, 2012. The company also invested $39 million in the quarter to acquire the business of Evolvent Technologies, Inc., a leading federal healthcare systems integrator whose systems and processes enable better decision-making at the point of care and full integration of medical information across different platforms. ManTech expects Evolvent to contribute solid growth and operating margins and be accretive to earnings per share in 2012. Shortly after the acquisition, the Air Force Medical Service (AFMS) awarded Evolvent a prime position on the $958 million Consultant Advisory and Technical Services (CATS) contract.

After the close of the quarter, the company paid $24 million to acquire the business of HBGary, a cyber security developer whose comprehensive suite of software products detect, analyze, and diagnose advanced persistent threats and targeted malware. The company has an impressive list of customers in the financial services, energy, critical infrastructure and technology sectors. Since the acquisition announcement, HBGary has significantly increased its sales, including new contracts with a leading credit card company, a large payment processing services company, an international bank, energy companies, major retail chains, large federal agencies, and large federal contractors.

The Board of Directors has declared that the company will pay a cash dividend of $0.21 per share on June 22, 2012 to all common stockholders of record as of June 8, 2012 as part of its regular quarterly cash dividend program. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech’s Board of Directors.

Contract Awards

Contract awards (bookings) totaled $308 million in the first quarter, representing a book-to-bill ratio of 0.5. Large, single-award contracts contributing to the quarterly bookings include:

•

Federal Bureau of Investigation (FBI) Information Services Support. Under a new contract award, ManTech will operate, maintain, refresh and enhance the FBI Criminal Justice Information Services (CJIS) Division’s portfolio of information technology systems that process and share mission critical information for members of the law enforcement community in the United States and abroad. The CJIS Operations and Maintenance Professional Services (COMPS) contract award is valued at $69 million over four and one-half years.

•

Naval Air Systems Command (NAVAIR) Flight Test Support. Under a three-year, $46 million contract, ManTech will continue to provide flight test support solutions for the NAVAIR Manned and Unmanned Air Vehicle Evaluation Division (AIR 5.1.6), including program management, flight test engineering, software development and test, air vehicle stores compatibility, ballistics analysis and modeling, simulation and analysis solutions.

•

NASA Langley Administrative, Media, and Professional Services (LAMPS) Contract. NASA Langley Research Center awarded the joint venture team of ManTech and Genex Systems, LLC, a five-year prime contract to provide administrative, media and professional support services to organizations across the research center. ManTech’s share of the $94 million award is approximately $24 million.

•

Naval Surface Warfare Center, Carderock Division (NSWCCD) Acoustic Engineering Services. NSWCCD awarded ManTech a three-year, $18 million contract to operate and maintain existing acoustic measurement systems and to design, fabricate, assemble, test and evaluate new systems. These efforts will be performed at designated U.S. and foreign shore-based facilities as well as at sea aboard various types and classes of test vehicles.

The Air Force CATS contract indicated above is a multiple-award contract under which ManTech will provide the Air Force Medical Service with a wide range of management and professional support, technical expertise and engineering services to maintain and reengineer its global operations. ManTech was also awarded a prime position on the United States Government Omnibus Network Enterprise (USG ONE) vehicle administered by the Department of Defense, Defense Information Systems Agency (DISA). Under this five-year, $476 million multiple-award contract, ManTech will provide information and communications support to various federal agencies.

The company’s backlog of business at the end of quarter was $4.3 billion, of which $1.2 billion was funded. With high levels of proposal activity and submitted awards awaiting adjudication, the company expects to sustain strong contract award activity and increase backlog for the remainder of 2012.

Forward Guidance

The company is revising its expected financial performance for 2012 based on first quarter results and a slightly lowered forward outlook. The company now expects to achieve revenue, net income and diluted earnings per share as specified in the table below.

Measure	Fiscal 2012 Guidance
Revenue (million)	$3,000
Net Income (million)	$113
Diluted Earnings Per Share	$3.06

ManTech Chief Financial Officer Kevin M. Phillips said, “Profitability was lower than expected in the first quarter, primarily driven by increased market pressures on in-theater work, contract mix shift and expanded investment in business development opportunities. With lower than anticipated award activity and decreases in scope on overseas intelligence, surveillance, and reconnaissance mission support, we now expect more modest growth across the enterprise in the immediate term. We anticipate that growth in our government and commercial cyber security, intelligence and emerging markets businesses will offset challenges in wartime support. We are working aggressively to counter the lower profitability from reduced field sustainment efforts and fees.”

Conference Call

ManTech executive management will hold a conference call on May 3, 2012, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing 888-690-2876 (domestic) or 913-312-1489 (international) and entering passcode 5434113. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com).

A replay of the conference call will be available by telephone approximately two hours after the conclusion of the call through May 16, 2012, by dialing 888-203-1112 (domestic) or 719-457-0820 (international) and entering passcode 5434113. In addition, a replay of the webcast will be available on the ManTech website approximately two hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech is a leading provider of innovative technologies and solutions for mission-critical national security programs for the intelligence community; the departments of Defense, State, Homeland Security, Energy and Justice, including the Federal Bureau of Investigation; the space community; and other U.S. federal government customers. We provide support to critical national security programs for approximately 60 federal agencies through approximately 1,000 current contracts. ManTech’s expertise includes command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR) lifecycle support, cyber security, global logistics support, intelligence/counter-intelligence support, information technology modernization and sustainment, systems engineering, and test and evaluation. ManTech supports major national missions, such as military readiness, terrorist threat detection, information security and border protection. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” or “continue,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate, include, but are not limited to, the following: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts or win recompetes; adverse changes in future levels of expenditures for programs we support caused by budgetary pressures facing the federal government and changing mission priorities; adverse changes in our mix of contract types; failure to obtain option awards, task orders or funding under contracts; adverse results of U.S. government audits of our government contracts; risk of contract performance, modification or termination; risks associated with complex U.S. government procurement laws and regulations; failure to maintain strong relationships with other contractors; risks of financing, such as increases in interest rates and restrictions imposed by our outstanding indebtedness, including the ability to meet financial covenants, and risks related to an inability to obtain new or additional financing; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors” in ManTech’s Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 24, 2012, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands Except Share Amounts)

	(unaudited)
	March 31,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$119,277	$114,483
Receivables—net	569,591	540,468
Prepaid expenses and other	23,346	33,115

Total Current Assets	712,214	688,066

Property and equipment—net	35,341	47,435
Goodwill	842,890	808,455
Other intangibles—net	177,193	177,764
Employee supplemental savings plan assets	24,597	25,026
Other assets	12,487	13,460

TOTAL ASSETS	$1,804,722	$1,760,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$308,844	$280,277
Accrued salaries and related expenses	78,577	72,467
Billings in excess of revenue earned	20,648	34,956

Total Current Liabilities	408,069	387,700

Long-term debt	200,000	200,000
Accrued retirement	25,726	26,155
Other long-term liabilities	9,075	7,871
Deferred income taxes—non-current	51,045	49,223

TOTAL LIABILITIES	693,915	670,949

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 23,938,897 and 23,882,331 shares issued at March 31, 2012 and December 31, 2011; 23,694,784 and 23,638,218 shares outstanding at March 31, 2012 and December 31, 2011	239	239
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,192,845 and 13,192,845 shares issued and outstanding at March 31, 2012 and December 31, 2011	132	132
Additional paid-in capital	409,787	406,083
Treasury stock, 244,113 and 244,113 shares at cost at March 31, 2012 and December 31, 2011	(9,158)	(9,158)
Retained earnings	710,169	692,272
Accumulated other comprehensive loss	(362)	(311)

TOTAL STOCKHOLDERS’ EQUITY	1,110,807	1,089,257

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,804,722	$1,760,206

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Amounts)

	(unaudited)
	Three months ended March 31,
	2012	2011
REVENUES	$676,509	$700,864
Cost of services	582,867	599,767
General and administrative expenses	47,947	45,242

OPERATING INCOME	45,695	55,855
Interest expense	(4,148)	(3,970)
Interest income	72	64
Other income (expense), net	15	96

INCOME FROM OPERATIONS BEFORE INCOME TAXES	41,634	52,045
Provision for income taxes	(15,992)	(20,142)

NET INCOME	$25,642	$31,903

BASIC EARNINGS PER SHARE:
Class A basic earnings per share	$0.70	$0.87

Weighted average common shares outstanding	23,642	23,206

Class B basic earnings per share	$0.70	$0.87

Weighted average common shares outstanding	13,193	13,275

DILUTED EARNINGS PER SHARE:
Class A diluted earnings per share	$0.69	$0.87

Weighted average common shares outstanding	23,716	23,357

Class B diluted earnings per share	$0.69	$0.87

Weighted average common shares outstanding	13,193	13,275

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	(unaudited)
	Three months ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,642	$31,903
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	2,367	2,202
Excess tax benefits from the exercise of stock options	(43)	(203)
Deferred income taxes	2,029	(1,092)
Depreciation and amortization	21,724	7,252
Change in assets and liabilities—net of effects from acquired businesses:
Receivables-net	(22,114)	(88,998)
Prepaid expenses and other	8,360	4,877
Accounts payable and accrued expenses	22,177	25,434
Accrued salaries and related expenses	4,344	13,635
Billings in excess of revenue earned	(14,400)	15,336
Accrued retirement	(429)	(399)
Other	2,592	996

Net cash flow from operating activities	52,249	10,943

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses-net of cash acquired	(38,435)	(21,640)
Purchases of property and equipment	(3,688)	(5,991)
Disposition of a business	1,799	—
Investment in capitalized software for internal use	(573)	(561)

Net cash flow from investing activities	(40,897)	(28,192)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividend paid	(7,716)	—
Proceeds from exercise of stock options	1,115	5,241
Excess tax benefits from the exercise of stock options	43	203
Treasury stock acquired	—	(44)

Net cash flow from financing activities	(6,558)	5,400

NET CHANGE IN CASH AND CASH EQUIVALENTS	4,794	(11,849)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	114,483	84,829

CASH AND CASH EQUIVALENTS, END OF PERIOD	$119,277	$72,980